Exhibit 10.10

EXECUTION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXECUTION

TABLE OF CONTENTS

1.	Definitions		1

2.	Registration Rights		5

	2.1	Demand Registration	5

	2.2	Company Registration	6

	2.3	Underwriting Requirements	7

	2.4	Obligations of the Company	8

	2.5	Furnish Information	9

	2.6	Expenses of Registration	10

	2.7	Delay of Registration	10

	2.8	Indemnification	10

	2.9	Reports Under Exchange Act	12

	2.10	Limitations on Subsequent Registration Rights	13

	2.11	“Market Stand-off” Agreement	13

	2.12	Restrictions on Transfer	13

	2.13	Termination of Registration Rights	15

3.	Information Rights		15

	3.1	Delivery of Financial Statements	15

	3.2	Inspection	16

	3.3	INTENTIONALLY OMITTED	16

	3.4	Termination of Information Rights	16

	3.5	Confidentiality	16

4.	Rights to Future Stock Issuances		17

	4.1	Right of First Offer	17

	4.2	Termination	18

5.	Additional Covenants		18

	5.1	Insurance	18

	5.2	Employee Agreements	18

	5.3	Employee Stock	19

	5.4	INTENTIONALLY OMITTED	19

	5.5	Milestone Payments	19

	5.6	Board Matters	20

i

	5.7	Successor Indemnification	20

	5.8	Termination of Covenants	20

	5.9	Indemnification Matters	20

6.	Miscellaneous		21

	6.1	Successors and Assigns	21

	6.2	Governing Law	21

	6.3	Counterparts	21

	6.4	Titles and Subtitles	22

	6.5	Notices	22

	6.6	Amendments and Waivers	22

	6.7	Severability	23

	6.8	Aggregation of Stock	23

	6.9	Additional Investors	23

	6.10	Entire Agreement	23

	6.11	Dispute Resolution	23

	6.12	Waiver of Jury Trial	24

	6.13	Expenses	24

	6.14	Delays or Omissions	24

	6.15	Specific Performance	24

ii

EXECUTION

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”), dated as of this 13th day of November, 2020, by and among Eleison Pharmaceuticals Inc., a Delaware corporation (the “Company”), BDI Co., Ltd., a joint stock company organized under the laws of the Republic of Korea (“BDI”), and those certain stockholders of the Company listed on Schedule A hereto. For purposes of this Agreement, “Investor” shall mean BDI, the Stockholders listed on Schedule A and any Investor that becomes a party to this Agreement in accordance with Section 6.9 hereof.

BACKGROUND:

A.         The Company and the Investors entered into that certain Investor Rights Agreement, dated as of November 12, 2020 (the “Prior Agreement”);

B.          Pursuant to Section 6.6 of the Prior Agreement, the Prior Agreement may be amended with the written consent of the Company, BDI and the holders of at 67% of the Registrable Securities currently outstanding; and

C.         The Company, BDI, and the Investors party hereto which constitute holders of at 67% of the Registrable Securities currently outstanding desire to amend and restate the Prior Agreement and further agree that this Agreement (i) shall supersede the Prior Agreement, (ii) shall govern the rights of the Investors to cause the Company to register shares of Common Stock held by the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and (iii) shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.          Definitions. For purposes of this Agreement:

1.1      “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2      “Certificate” means the Company’s Certificate of Incorporation, as in effect as of the applicable time.

1.3      “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

1.4      “Conversion” means the conversion of the Company from Eleison Pharmaceuticals, LLC, a Delaware limited liability company to a Delaware corporation pursuant to that certain Plan of Conversion, dated as of November 12, 2020.

1.5      “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

1.6      “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7      “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9      “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10     “Exempted Securities” means (a) shares of Common Stock issued as a dividend or distribution on the Common Stock; (b) shares of Common Stock or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (including the affirmative vote of at least one of the Investor Designees); (c) shares of Common Stock or options issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors (including the affirmative vote of at least one of the Investor Designees); (d) shares of Common Stock or options issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors (including the affirmative vote of at least one of the Investor Designees); (e) shares of Common Stock or options issued pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors (including the affirmative vote of at least one of the Investor Designees); (f) shares of Common Stock or options issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors (including the affirmative vote of at least one of the Investor Designees); or (g) shares of Common Stock issued in the IPO.

1.11      “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.12      “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.13      “GAAP” means generally accepted accounting principles in the United States.

1.14      “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.15      “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.16      “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.17      “Investor Designees” has the meaning set forth in the Voting Agreement.

1.18      “IPO” means the Company’s first underwritten public offering of its

Common Stock under the Securities Act.

1.19      “Key Employee” means any executive-level employee (including, vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property.

1.20       “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 10,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.21      “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.22      “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.23      “Registrable Securities” means (a) the Common Stock; (b) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Investors after the date hereof; and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a) and (b) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.24      “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.25       “Requisite Holders” means the holders then holding at least 67% of the

Registrable Securities then outstanding.

1.26      “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(b) hereof.

1.27      “SEC” means the Securities and Exchange Commission.

1.28      “SEC Rule 144” means Rule 144 promulgated by the SEC under the

1.29      “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.29      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.30      “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.31      “Voting Agreement” means the agreement among the Company, the Investors, and certain other stockholders of the Company, dated as of the date hereof, in the form of Exhibit F attached to this Agreement.

2.          Registration Rights. The Company covenants and agrees as follows:

2.1       Demand Registration.

(a)     Form S-1 Demand. If at any time after the earlier of (i) the five year anniversary of this Agreement, (ii) the one year anniversary of the date on which the Company receives marketing approval from the U.S. Food and Drug Administration for any Company product, or (iii) 180 days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least 80% of the Registrable Securities then outstanding, then the Company shall (i) within ten days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; (ii) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3; and (iii) use its best efforts to cause such Registrable Securities to be registered within six months after the date such request is given.

(b)     Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 20% of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall (i) within ten days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c)     Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 90 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12 month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such 90 day period other than an Excluded Registration.

(d)      The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (1) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (2) if the Company has effected one registration pursuant to Section 2.1(b) within the twelve month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2        Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3        Underwriting Requirements.

(a)         If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder and submitted for inclusion in such offering or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)      In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below 30% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)      For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4        Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)      prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120 day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120 day period shall be extended for up to 90 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)      prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)      furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)      use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)      in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)      use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)      provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)      promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)      notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)      after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(k)      In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5        Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6        Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders selected by a majority in interest of the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7        Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8         Indemnification.      If any Registrable Securities are included in a registration statement under this Section 2:

(a)      To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)      To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)         Promptly after receipt by an indemnified party under this Section

2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give timely notice to the indemnifying party as aforesaid shall not relieve the indemnifying party of liability under this Section 2.8 except to the extent that the indemnifying party is actually prejudiced thereby.

(d)      To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section

2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)      Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9        Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)      make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)      use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)      furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11        “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days, but subject to extension as may be requested by the Company or an underwriter to the extent necessary to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto, but only if such regulatory restrictions are applicable to the Company), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers, directors and all stockholders individually owning more than one percent of the Company’s outstanding Common Stock are subject to the same restrictions.

2.12        Restrictions on Transfer.

(a) The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Registrable Securities, and (ii) any other securities issued in respect of the securities referenced in clauses (i), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)      The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13       Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or  2.2 shall terminate upon the earliest to occur of:

(a)      the closing of a Deemed Liquidation Event, as such term is defined in the Certificate;

(b)       as to any Holder, such time as all Registrable Securities held by such Holder (together with any Affiliates of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) can be sold in any three month period without registration under SEC Rule 144 (and without the requirement for the Company to be in compliance with the current public information required under Section (c)(1) of SEC Rule 144); or

(c)         three years following the consummation of an IPO.

3.          Information Rights.

3.1         Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a)      as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by an independent public accountant selected by the Company; such financial statements shall include a comparison to the prior year’s amounts (provided such prior year’s amounts were similarly audited and certified);

(b)      as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

(c)      such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1(e) (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company; or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date 30 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2      Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3      INTENTIONALLY OMITTED.

3.4      Termination of Information Rights. The covenants set forth in Sections 3.1 and 3.2, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate, whichever event occurs first.

3.5     Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.          Rights to Future Stock Issuances.

4.1         Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (provided that such Affiliates and beneficial interest holders are “accredited Investors” under SEC regulations).

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within 20 days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock issued, or then issuable (directly or indirectly), upon conversion and/or exercise, as applicable, of the Common Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of any Derivative Securities). At the expiration of such 20-day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of 90 days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c)        If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the 90 day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d)         The right of first offer in this Section 4.1 shall not be applicable to Exempted Securities.

4.2       Termination. The covenants set forth in Section 4.1 and Section 4.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate, whichever event occurs first.

5.          Additional Covenants.

5.1      Insurance. The Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance and term “key-person” insurance on Edwin Thomas, in an amount and on terms and conditions satisfactory to the Board of Directors (including the affirmative vote of at least one of the Investor Designees), and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors (including the affirmative vote of at least one of the Investor Designees).

5.2      Employee Agreements. The Company will cause (a) each Key Employee now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure agreement, (b) each employee now or hereafter employed by it or by any subsidiary who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property to enter into a nondisclosure and proprietary rights assignment agreement, and (c) each Key Employee hereafter employed to enter into a noncompetition and nonsolicitation agreement in a form approved by the Board of Directors (including the affirmative vote of at least one of the Investor Designees). In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors (including the affirmative vote of at least one of the Investor Designees).

5.3      Employee Stock. Unless otherwise approved by the Board of Directors (including the affirmative vote of at least one of the Investor Designees), all employees and consultants of the Company who, after the date hereof, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (a) vesting of shares over a four-year period, with the first 25% of such shares vesting following 12 months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 36 months, and (b) a market stand-off provision substantially similar to that in Section

2.11. In addition, unless otherwise approved by the Board of Directors (including the affirmative vote of at least one of the Investor Designees), the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4        INTENTIONALLY OMITTED.

5.5       Milestone Payments

(a)     Within ninety days after the first achievement of the applicable milestone events set forth in the table below (each such milestone event, a “Milestone Event”), the Company shall pay the applicable milestone payment set forth opposite the Milestone Event by wire transfer of immediately available funds to the Stockholders listed on Schedule B in accordance with each such Stockholder’s percentage share of the milestone payments as listed on Schedule B:

Milestone Event	Milestone Payment
a. First marketing approval by the FDA for the Company’s drug candidate Glufosfamide	$2 million
b. First marketing approval by the FDA for the Company’s drug candidate ILC	$1 million
c. First marketing approval by the FDA for the Company’s drug candidate DBD	$1 million
d. First year annual worldwide product sales of Glufosfamide exceed $100 million	$15 million
e. First year annual worldwide product sales of Glufosfamide exceed $250 million	$20 million

(b)     All milestone payments not made by the Company when due under this Agreement shall bear interest at a per annum rate equal to two percent (2%) over the then- current prime rate quoted by Citibank in New York City, such interest to run from the date upon which payment of such sum became due until payment thereof in full together with such interest.

(c)     Any such overdue payment shall, when made, be accompanied by, and credited first to, all interest so accrued. The milestone payments are nonrefundable.

5.6         Board Matters. Unless otherwise determined by the Board of Directors, the Board of Directors shall meet at least one time per calendar quarter, with one such meeting being held in-person at the Company’s offices or another location acceptable to the Board and the remaining meetings being held telephonically. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.7       Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate, or elsewhere, as the case may be.

5.8       Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.5 and Section 5.7, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate, whichever event occurs first.

5.9        Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each an “Investor Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Certificate or Bylaws of the Company (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company. The Investor Directors and the Investor Indemnitors are intended third-party beneficiaries of this Subsection 5.9 and shall have the right, power and authority to enforce the provisions of this Subsection 5.9 as though they were a party to this Agreement.

5.10         Tax Treatment. The Company and the other parties hereto agree that, for U.S. federal and applicable state and local income tax purposes, the Conversion is intended to be treated as an exchange of property by the predecessor of the Company (a partnership for applicable tax purposes) for stock of the Company (a corporation for applicable tax purposes) qualifying for tax-free treatment under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”), followed by the tax-free liquidation of such predecessor partnership and distribution of such stock to its partners, and that consistent with such treatment the payments to be made by the Company to the Stockholders entitled to such payments provided for under Section 5.5 are intended to be treated, and shall be reported, when and if made, as payments of “boot” being made to the recipients by the Company pursuant to Section 351(b) of the Code (except to the extent treated as interest payments pursuant to Section 483 of the Code), and that the Company and the other parties hereto shall file all tax returns and take all tax positions consistent with such intended tax treatment, unless otherwise required as a result of a determination pursuant to Section 1313 of the Code.

6.          Miscellaneous.

6.1      Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 10,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2      Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without giving effect to principles of conflicts of laws.

6.3      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4        Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5       Notices.

(a)     All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Steven M. Cohen, Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey, 08540. If notice is given to BDI, a copy (which shall not constitute notice) shall also be sent to Frederick Dorey, Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304.

(b)     Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6        Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (i) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction), and (ii) any provision hereof may be waived by the waiving party on such party’s own behalf. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7      Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8      Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9      Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Common Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Common Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10     Entire Agreement. This Agreement (including any schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11     Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.12     WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.13     Expenses. Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

6.14     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.15     Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

ELEISON PHARMACEUTICALS INC.

By:	/s/ Edwin Thomas
Name:	Edwin Thomas
Title:	Chief Executive Officer
Address:	100 Overlook Center, 2nd Floor
Princeton, NJ 08540 USA

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

BDI CO., LTD.

By:	/s/ AHN SEUNG MAN

Name:	AHN SEUNG MAN

Title:	ACTING CEO

Address:	212, Gasan digital 1-ro

Geumcheon-gu, Seoul 08502

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have execu1:ed this Amended and Restated Investor Rights Agreement as of the date first written above.

FOR INDIVIDUALS:	FOR ENTITIES:

Signature:	Name of Entity:	Eleison Pharma Holdings Inc.

Name:	By:	/s/ Edwin Thomas

	Name:	Edwin Thomas

	Title:	President

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

DocuSign Envelope 10:EBFC4DE5-A33E-4862-B068-BD28EB9AF4A6

IN WITNESS WHEREOF, the parties have executed this Amended and Restated InvestorRights Agreement as of the date first written above.

General Partner:
Eleison Investors
General, L.P.
FOR INDIVIDUALS:	FOR ENTITIES:

Signature:	Name of Entity:	Eleison Investors II LP	By: Eleison General,
LLC; General Partner
Name:	By:	/s/ Frank Seidman

	Name:	Frank Seidman

	Title:	Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

OocuSign Envelope 10:EBFC4DE5-A33E-4862-8068-BD28EB9AF4A6

IN WITNESS WHEREOF, the par1ies have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

General Partner:
Eleison Investors
General, L.P.
FOR INDIVIDUALS:	FOR ENTITIES:

Signature:	Name of Entity:	Eleison Investors LP	By: Eleison General,
LLC; General Partner
Name:	By:	/s/ Frank Seidman

	Name:	Frank Seidman

	Title:	Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

FOR INDIVIDUALS:	FOR ENTITIES:

Signature:	Name of Entity:

Name:	By:

Name:

Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

SCHEDULE A

Investors

Name
Eleison Pharma Holdings, Inc.
Eleison Investors, L.P.
Eleison Investors II, L.P.
Thomas, Edwin
Circle 3, LLC
Schaeffer, James
Schaeffer, Anthony
Schaeffer, Robert
Adam Share and Beth Share (Joint Tenants)
Schaeffer 2012 Family Trust
Dean, Daniel
Merit Pharma LLC
2007 IDT of J. Bonovitz & S. Bonovitz for E. Bonovitz
2011 Bonovitz Family Trust
Jill R. Bonovitz 2017 Revocable Trust
Sheldon M. Bonovitz 2017 Revocable Trust
Brian D. Alprin Trust dated 1/8/14
Block, Brian
Blum, David
Bonovitz, Christopher
Bonovitz, Sheldon and Jill
CK Investments
Carrino, Anthony
Clancy, Thomas
Delaney, Matthew and Debra
D'Annunzio, Holly
Donald E. Battle Living Trust
Donato, Fran & Kristina
Duffine, Geoffrey
Drucker, Susan
Gelman, Jonathan
George Tyler Shipman Trust
Goldenberg, Michael
Grand Palm Partners LP
Hefner, Patricia
Hogan, Thomas
Joel Morganroth MD Trust DTD 1/5/96 FBO Jason Morganroth
Joel Morganroth MD Trust DTD 1/5/96

FBO Jennifer Morganroth
Joel Morganroth MD Trust DTD 1/5/96 FBO Jessica Morganroth
Joel Morganroth Revocable Trust u/a/d 6/10/10
JRJ Partners
JRN Partners
June Wolfson Trust
K & AM Investors II, LP
Kagan, Robert & Sunshine, Paula
Kahn, Andrew
Kaliner, Paul & Sharon
Kaplin, Ned
Kaplin Investment Partnership LP
Keen, Victor
Keith A. Morgan 2004 Family Trust
Kevin Morgan Trust (The 1/4/67 Trust FBO Kevin Morgan)
KHMA LP
Kirwin, Marion Gordon
KSM Partners LLC
KSMR&S Profit Sharing Plan
Kurz-Lindsay Revocable Trust
Lawrence S. Smith Profit Sharing Plan
MacManus, Thomas
Mealey, Michael & Judith
Morgan, Keith
Mueskch, Joseph Niles
Mullarkey, Kevin & Lisa
Nissman, Michael
Phillips 2010 Investments, LP
Plott, Eric
Rappaport, Jacob
Rappaport, Jesse
Rene Elizabeth Shipman Trust
Sanghrka, Nimish & Niti
Seidman, Frank & Kathleen
Shipman, Fred
Silverstein, Laurence
Smith, Laurence
Stephen Wolfson Trust
Surgent, John
Tierney, Brian
T.J.R. Associates LP
Varsity Investment Group
Wiggers, Lane & Melissa

SCHEDULE B

Milestone Payments

Schedule B to the lnvestor Rights Agreement

Milestone Distribution
Percentage
%

Eleison Pharma Holdings Inc.	3.0%
Eleison Investors LP I	35.2%
Eleison Investors LP II	19.7%
Circle 3, LLC	5.3%
Edwin Thomas	1.3%
Anthony Schaeffer	2.5%
James Schaeffer	2.5%
Schaaffer Family Trust	1.0%
Adam and Beth Share	0.2%
Daniel Dean	0.2%
70.9%

20071DT of J.Bonovitz & S. Bonovitz for E. Bonovitz	0.1%
2011 Bonovitz Family Trust	0.2%
Jill R.Bonovilz 2017 Revocable Trust	0.1%
Sheldon M.Bonovitz 2017 Revocable Trust	0.1%
Brian D. Alprin Trust dated 1/8/14	0.1%
Block, Brian	0.2%
Blum, David	0.0%
Bonovitz, Christopher	0.1%
Bonovitz, Sheldon and Jil	1.0%
CK lnvestments	0.1%
Carrino, Anthony	0.0%
Clancy, Thomas	0.1%
Delaney, Matthew and Debra	0.0%
D'Annunzio, Holly	0.0%
Donald E. Battle Living Trust	0.1%
Donato, Fran & Kristina	0.4%
Duffine, Geoffrey	0.0%
Drucker, Susan	0.2%
Eleison Pharma Holdings	0.2%
Gelman, Jonathan	0.0%
George Tyler Shipman Trust	0.0%
Goldenberg, Michael	0.2%
Grand Palm Partners LP	0.3%
Hafner, Patricia	0.0%
Hogan, Thomas	0.0%
Joel Morganroth MD Trust DTD 1/5/96 FBO Jason Morganroth	0.2%
Joel Morganroth MD Trust DTD 1/5/96 FBO Jennifer Morganroth	0.2%
Joel Morganroth MD Trust DTD 1/5/96 FBO Jessica Morganroth	0.2%
Joel Morganroth Revocable Trust u/a/d 6/10/10	0.7%
JRJ Partners	0.3%
JRN Partners	0.4%
June Wolfson Trust	0.3%
K & AM Investors II, LP	0.1%
Kagan, Robert & Sunshine, Paula	0.1%
Kahn, Andrew	0.4%
Kaliner, Paul & Sharon	0.0%
Kaplin, Ned	1.8%
Kaplin Investment Partnership LP	0.4%
Keen, Victor	0.7%
Keith A. Morgan 2004 Family Trust	0.1%
Kevin Morgan Trust (The 1/4/67 Trust FBO Kevin Morgan)	0.1%
KHMA LP	0.1%
Kirwin, Marion Gordon	0.7%
KSM Partners LLC	0.2%
KSMR&S Profit Sharing Plan	0.2%
Kurz-Lindsay Revocable Trust	0.6%
Lawrance S. Smith Profit Sharing Plan	2.4%
MacManus,Thomas	0.1%
Mealey, Michael & Judith	0.0%
Morgan, Keith	0.1%
Mueskch, Joseph Niles	0.1%
Mullarkey, Kevin & Lisa	0.2%
Nissman, Michael	0.6%
Phillips 2010 Investments, LP	0.0%
Plott, Eric	0.1%
Rappaport, Jacob	0.0%
Rappaport, Jesse	0.0%
Rene Elizabeth Shipman Trust	0.0%
Sanghrajka, Nimiah & Niti	0.2%
Schaaffer, Anthony	0.2%
Schaaffer, James	0.2%
Circle 3, LLC (R. Schaeffer)	1.8%
Seidman, Frank & Kathleen	7.0%
Shipman, Fred	0.0%
Silverstein, Laurence	0.3%
Smith, Laurence	0.0%
Stephen Wolfson Trust	1.4%
Surgent, John	0.2%
Thomas, Edwin	0.9%
Tiemey, Brian	0.0%
T.J.R. Associates LP	1.4%
Varsity Investment Group	0.0%
Wiggers, Lane & Melissa	0.4%
29.1%

100.0%